EXHIBIT 23.1

CONSENT OF WARREN AVERETT, LLC

Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8, dated February 26, 2013) to the use of our report dated August 21, 2012 with respect to the consolidated financial statements of CytoDyn, Inc. (the “Company”), which reports appear on Form 10-K of the Company for the year ended May 31, 2012, as amended on Form 10-K/A (amendment No.1) filed on September 28, 2012.

/s/ Warren Averett, LLC Warren Averett, LLC
Tampa, Florida
February 26, 2013